EXHIBIT 21
                                                                      ----------



                               TANDYCRAFTS, INC.


       Significant Subsidiaries of Tandycrafts, Inc. as of June 30, 1998


                                                                Jurisdiction
                                                                    of
       Subsidiary's Legal Name        Doing Business As        Incorporation
      -------------------------    ------------------------    -------------

      Development Association, Inc.  J-Mar Associates          Texas, U.S.A.
      Sav-On, Inc.                   Sav-On Office Supplies    Texas, U.S.A.
      TAC Holdings, Inc.                                       Delaware, U.S.A.
      Tandyarts, Inc.                Impulse Designs/Hermitage
                                       Fine Arts               Nevada, U.S.A.
      Licensed Lifestyles, Inc.      Tag Express/Birdlegs      Nevada, U.S.A.


      Each of the corporations listed is a direct subsidiary of Tandycrafts, Inc., which owns 100% of the voting securities of each, except for TAC Holdings, Inc. which is 100% owned by Tandycrafts, Inc. and its various subsidiaries. Each of the above subsidiaries is included in the Tandycrafts, Inc. Consolidated Financial Statements for fiscal 1998.